REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Mutual Funds Trust
and Shareholders of Eaton Vance Multi-Strategy All
Market Fund:
In planning and performing our audit of the financial statements of Eaton Vance Multi-Strategy All Market
Fund (the "Fund") (one of the funds constituting Eaton
Vance Mutual Funds Trust) as of and for the year
ended October 31, 2013, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered the
Fund's internal control over financial reporting,
including controls over safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Fund's internal
control over financial reporting.  Accordingly, we
express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related
costs of controls.  A fund's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial
statements in accordance with generally accepted
accounting principles, and that receipts and
expenditures of the fund are being made only in
accordance with authorizations of management of the
fund and trustees of the trust; and (3) provide
reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use, or
disposition of a fund's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of
changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal
course of performing their assigned functions, to
prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility
that a material misstatement of a fund's annual or
interim financial statements will not be prevented or
detected on a timely basis.
Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not
necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).  However, we noted
no deficiencies in the Fund's internal control over
financial reporting and its operation, including controls
for safeguarding securities that we consider to be a
material weakness, as defined above, as of October
31, 2013.
This report is intended solely for the information and
use of management and the Trustees of Eaton Vance
Mutual Funds Trust and the Securities and Exchange
Commission and is not intended to be and should not
be used by anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 23, 2013